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                                                                      Exhibit 21
                                                                      ----------

                            List of Subsidiaries of
                            ------------------------

                         Trump Atlantic City Associates
                         ------------------------------


Name of Subsidiary                       State of Organization/Incorporation
------------------                       -----------------------------------

Trump Casino Services, L.L.C.            New Jersey

Trump Communications, L.L.C.             New Jersey

Trump Taj Mahal Associates               New Jersey

Trump Atlantic City Funding, Inc.        Delaware

Trump Atlantic City Corporation          Delaware

Trump Plaza Associates                   New Jersey


                            List of Subsidiaries of
                            ------------------------

                       Trump Atlantic City Funding, Inc.
                       ---------------------------------


None.